UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 23, 2014

LIME ENERGY CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16265	36-4197337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville, North Carolina	28078
(Address of Principal Executive Offices)	(Zip Code)

(704) 892-4442

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Item 1.02.                                        Termination of a Material Definitive Agreement.

Item 3.02.                                        Unregistered Sales of Equity Securities.

Item 3.03.                                        Material Modification to Rights of Security Holders.

On December 23, 2014, Lime Energy Co. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Bison Capital Partners IV, L.P. (“Bison”) (the transactions contemplated by the Purchase Agreement, collectively, the “Transaction”). The Company intends to use the proceeds from the Transaction to fund the Company’s working capital and for other general corporate purposes.

Series C Stock

Pursuant to the terms of the Purchase Agreement, on December 23, 2014 (the “Closing Date”), Bison acquired 10,000 shares of Series C Convertible Preferred Stock of the Company (the “Series C Stock”) for an aggregate amount of $10,000,000 (the “Purchase Price”).  The Series C Stock ranks, with respect to payment of dividends and distribution of assets upon the liquidation, winding-up or dissolution of the Company, senior to the Common Stock, whether now outstanding or hereafter issued, and to each other class or series of capital stock of the Company, including any series of preferred stock established after the Closing Date. Each share of Series C Stock accrues a semi-annual dividend of 12-1/2% per annum on the original per share issue price of the Series C Stock ($1,000.00) plus the aggregate amount of dividends accrued and unpaid (the “Preferred Dividend”). The Company may not pay dividends to any other series of capital stock of the Company unless the holders of the Series C Stock first receive a payment equal to the greater of any accrued but unpaid Preferred Dividend and the dividend that the holders of the Series C Stock would have received on an as-converted to Common Stock basis.  In the event of a liquidation, dissolution or other deemed liquidation event of the Company, each share of Series C Stock is entitled to be paid from the assets of the Company that are available to the stockholders of the Company an amount equal to the original issue price of such share plus any accrued but unpaid dividends on such share. The Series C Stock may convert, at the holder’s option, into that number of shares of Common Stock equal to dividing the conversion value of the Series C Stock by the conversion price of the Series C Stock; provided that the Series C Stock may not convert into in excess of 19.99% of the outstanding Common Stock prior to the effective date the stockholders of the Company approve the removal of this cap and a similar cap on voting rights described below (the “Stockholder Approval Date”). As of the date of issuance, the conversion value of the Series C Stock was equal to the original issue price of a share of the Series C Stock and the conversion price of the Series C Stock was equal to $2.40. Both the conversion value and the conversion price are subject to adjustment as set forth in the Certificate of Designation filed on December 23, 2014 (the “Certificate of Designation”), including upon certain dilutive issuances of securities by the Company.

The Series C Stock votes with the common stock of the Company (“Common Stock”) on matters presented to the stockholders of the Company. Each share of Series C Stock is entitled to cast the number of votes equal to the original issue price of such share divided by $2.40; provided that the voting power of the Series C Stock will not exceed 19.99% of the voting power of the outstanding Common Stock prior to the Stockholder Approval Date. The holders of the Series C Stock are entitled to nominate and elect that number of directors (each a “Preferred Director”) of the Company that is consistent with the voting power held by the holders of the Series C Stock as of the date the Series C Stock was issued; provided that holders of the Series C Stock are not entitled to nominate and elect any Preferred Director if such holders own less than 16.36% of the number of shares of the Series C Stock issued on December 23, 2014; provided further, that provided that no Preferred Director may be elected if such election would cause the Company to violate any law or corporate governance requirement of any securities exchange on which Common Stock is listed.  Each Preferred Director may be removed by the holders of the Series C Stock, or upon cause, by the holders of a majority of the Company’s outstanding voting power.  The holders of the Series C Stock are also entitled to one additional board observer.  In addition to the ability of the holders of Series C Stock to vote alongside the holders of Common Stock, the holders of a majority of the Series C Stock must also provide their consent before the Company may take certain actions, including incurring certain amounts of indebtedness, entering into transactions with related persons, entering into new lines of business, modifying the provisions of the Series C Stock, and issuing any securities that are pari passu or senior to the Series C Stock.

At any time after the fourth anniversary of the Closing Date, the Company has the right to redeem all but not less than all of the Series C Stock for an amount equal to the original issue price of the shares plus all accrued but unpaid dividends, effective 30 days after giving notice thereof to the holder(s) of the Series C Stock.  During such 30-day period, the holders of the Series C Stock may convert the Series C Stock to Common Stock in lieu of receiving the redemption payment.  At any time after the fourth anniversary of the Closing Date, a holder of Series C Stock has the right to require the Company to redeem all or a portion of its Series C Stock for an amount equal to the original issue price of the shares plus all accrued but unpaid dividends.  In the event the Company fails to make the required redemption payment by the date fixed for such payment, the dividend rate will increase to 15% per annum and increase an additional 1% per annum each quarter until paid.

Purchase Agreement

The Purchase Agreement provides, among other things, representations and warranties from both the Company and Bison. The Company must indemnify Bison and its affiliates from losses, damages and claims arising out of a breach by the Company of any of its representations and warranties set forth in the Purchase Agreement or in connection with the Transaction. Bison and its affiliates may receive no more than the Purchase Price, plus fees and expenses incurred in connection with an indemnifiable claim, as a result of the Company’s indemnification obligation.  The Company also agreed to pay from the Purchase Price certain fees and expenses of Bison incurred in the Transaction.

Shareholder Agreement

In connection with the Transaction, the Company, Bison, Richard Kiphart and The John Thomas Hurvis Revocable Trust entered into a Shareholder and Investor Rights Agreement dated as of December 23, 2014 (the “Shareholder Agreement”). Pursuant to the terms of the Shareholder Agreement, in the event the Company proposes to issue new securities (subject to certain exceptions), the Company must allow Bison to purchase a proportion of the new securities equal to the number of shares of Common Stock beneficially owned by Bison divided by the total number of shares of Common Stock outstanding on a fully-diluted basis.

The Shareholder Agreement also provides Bison with operational consent rights and director appointment rights that apply so long as Bison holds at least five percent (5%) of the total voting power of the Company.  The stockholders of the Company party to the Shareholders Agreement have agreed to vote in favor of Bison’s director appointees. The Shareholder Agreement entitles Bison to appoint one director to the Company’s Compensation Committee and any new board committee that is established other than the Audit Committee or the Governance and Nominating Committee, and also entitles Bison to receive certain financial information.  Bison may not, subject to certain exceptions in the Shareholder AGreement, acquire additional shares of Common Stock or seek to influence the management of the Company without the Company’s consent. Such restrictions will no longer have effect upon certain changes of control of the Company.

If, on the fifth anniversary of the Closing Date or any succeeding anniversary of such date, ten percent (10%) of the average daily trading volume of Common Stock is less than the number of shares of Common Stock beneficially owned by Bison divided by 240, then Bison may require the Company to initiate a sale process.  Subject to the terms of the Shareholder Agreement, the stockholders of the Company party to the Shareholders Agreement have agreed to vote in favor of and otherwise support such a sale. If such a sale is not consummated within nine (9) months, Bison has the right to require the Company to purchase, subject to the terms of the Shareholder Agreement, all or any portion of its Series C Stock or Common Stock into which such Series C Stock has converted, for a per share price generally equal to the average closing price of the Common Stock for the sixty (60) trading days immediately preceding giving notice of exercise of such right, with such price payable on the Series C Stock on the basis of the number of such shares of Common Stock into which the Series C Stock is then convertible.  Notwithstanding the foregoing, if the Company’s board of directors has approved a sale that would result in Bison receiving sufficiently liquid proceeds from the sale and Bison does not execute an agreement to support such sale, the purchase price for Bison’s securities subject to such right will instead be based on the redemption price provided in the Certificate of Designation.

Registration Rights Agreement

Also on December 23, 2014 and in connection with the Transaction, the Company, Bison and certain other stockholders of the Company entered into a Registration Right Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, Bison is entitled to certain registration rights in connection with the Common Stock into which its shares of Series C Stock may convert, including the right to demand the registration of such shares at any time after December 23, 2015 and rights to include such shares in other registration statements filed by the Company. Additionally, certain other stockholders of the Company are entitled to include certain of their shares of Common Stock in a registration statement filed by the Company.  The Company has agreed to indemnify the other parties to the Registration Rights Agreement in connection any claims related to their sale of securities under a registration statement, subject to certain exceptions.

The description of the Transaction and the agreements and documents described herein is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Designation, the Purchase Agreement, the Shareholders Agreement and the Registration Rights Agreement, copies of which are attached as exhibits 3.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. A copy of the press release announcing the Transaction is attached hereto as Exhibit 99.1.

Conversion of Outstanding Preferred Stock and Convertible Notes; Cancelation of Warrants

Effective December 22, 2014, the holders of the Company’s Series A Preferred Stock and Series B Preferred Stock converted all of the shares thereof into shares of Common Stock, such that there are no issued or outstanding shares of the Company’s Series A Preferred Stock or Series B Preferred Stock.  Such holders include directors Richard P. Kiphart and Christopher W. Capps and The John Thomas Hurvis Revocable Trust dated March 8, 2002, a major stockholder.  Mr. Kiphart is also a major stockholder.

Also effective December 22, 2014, the holders of the Company’s Subordinated Secured Convertible Pay-In-Kind Notes and warrants converted such notes for shares of Common Stock and cancelled such warrants, such that all of the Company’s obligations under such Subordinated Secured Convertible Pay-In-Kind Notes and warrants have terminated.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2014, the Board of Directors (the “Board”) of the Company appointed Andreas Hildebrand and Peter Macdonald to serve as directors of the Company.

Mr. Hildebrand, age 47, is a Partner with Bison Capital Asset Management, LLC, a private equity firm that makes growth equity investments in public and private middle-market companies for expansion, acquisitions or recapitalizations.  Bison Capital Asset Management, LLC is an affiliate of Bison.  From 2008 until joining Bison Capital Asset Management, LLC in 2013, Mr. Hildebrand was Co-Head of the Private Capital Investing Group at Goldman Sachs & Co., a platform dedicated to making private equity and debt investments in growth and middle market companies based in North America.  Prior to joining Goldman Sachs, Mr. Hildebrand was a Senior Managing Director in the Private Equity Group of GE Asset Management (GEAM), the investment management arm of General Electric Company.  Mr. Hildebrand joined GEAM in 1994.  Mr. Hildebrand received an A.B. from Princeton University and a MPhil from Cambridge University.

Mr. Macdonald, age 56, has been a Partner with Bison Capital Asset Management, LLC since 2009.  Mr. Macdonald was a Managing Director of BlackRock Kelso Capital Management, a provider of flexible financing solutions to middle-market companies, from 2006 to 2009. From 1994 until 2006, Mr. Macdonald was a Partner of Windward Capital Partners, a private equity firm he co-founded specializing in investments in middle market companies across diverse industries. From 1988 to 1994, Mr. Macdonald was a member of the Mergers & Acquisitions Group of CS First Boston.  Mr. Macdonald received an MBA from The Wharton Graduate School of Business and a BS from the University of Southern California.

Mr. Hildebrand and Mr. Macdonald were appointed pursuant to the terms of the Purchase Agreement and the Certificate of Designation. As described above, Mr. Hildebrand and Mr. Macdonald are partners of Bison Capital Asset Management, LLC. As further described above, Bison entered into the Transaction pursuant to which Bison purchased certain shares of Series C Stock for $10,000,000, less certain fees and expenses. The description of the Transaction set forth under Items 1.01 and 3.02 above is hereby incorporated by reference into this Item 5.02.  The description of the Transaction set forth under Items 1.01 and 3.02 above is hereby incorporated by reference into this Item 5.02.

Initially, Mr. Hildebrand will serve on the Compensation Committee of the Board.  It is expected that both Mr. Hildebrand and Mr. Macdonald will receive the standard non-employee director compensation described in the Company’s proxy statement for the 2014 annual meeting of shareholders, including, under the Company’s 2010 Non-Employee Directors’ Stock Plan, an initial grant of restricted stock with a market value equal to $40,000 upon the approval of the Board and an annual grant of restricted stock with a prorated market value equal to $20,000.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 23, 2014, the Company filed the Certificate of Designation with the Delaware Secretary of State.  The Certificate of Designation sets forth the powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions of the Series C Stock, which are summarized under Items 1.01, 3.02, 3.03 above and hereby incorporated by reference into this Item 5.03.  Such summary is not intended to be complete and is qualified in its entirety by the complete text of the Certificate of Designation, a copy of which is attached as exhibit 3.1 and is incorporated herein by reference.

On December 23, 2014, the Board adopted amended and restated bylaws of the Company (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws were effective as of December 23, 2014. The bylaws of the Company were amended to provide that the ability of stockholders to remove any director from office with or without cause (the “Removal Right”) is subject to any agreement among the stockholders. Prior to the adoption of the Amended and Restated Bylaws, the Removal Right was not explicitly subject to any agreement among stockholders.

The description of the Amended and Restated Bylaws described herein is not intended to be complete and is qualified in its entirety by the complete text of the Amended and Restated Bylaws, a copy of which is attached as exhibit 3.2 and is incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On December 23, 2014, the holders of a majority of the outstanding shares of Common Stock approved by written consent the Transaction, the full conversion and voting power of the Series C Stock without the limitations set forth in the Certificate of Designation that apply prior to such approval by stockholders, and all other matters required by the applicable Marketplace Rules of NASDAQ in connection with the offer, sale, issuance or delivery of the Series C Stock.  Such approval will be effective twenty (20) calendar days after the mailing of an information statement to the Company’s stockholders.

Item 9.01.                                        Exhibits.

(d)                                 Exhibits

3.1                               Certificate of Designation of Series C Convertible Preferred Stock

3.2                               Amended and Restated Bylaws

10.1                        Securities Purchase Agreement dated December 23, 2014

10.2                        Shareholder and Investor Rights Agreement dated December 23, 2014

10.3                        Registration Rights Agreement dated December 23, 2014

99.1                        Press Release dated December 30, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIME ENERGY CO.
Dated: December 30, 2014	By:	/s/ Mary Colleen Brennan
Mary Colleen Brennan
Chief Financial Officer & Treasurer